UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BLEND LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7250 Redwood Blvd., Suite 300
Novato, California 94945
(650) 550-4810
April 28, 2025
Dear Fellow Stockholders:
We are pleased to invite you to attend the 2025 annual meeting of stockholders of Blend Labs, Inc., ("annual meeting") to be held on Wednesday, June 11, 2025 at 11:00 a.m., Pacific time. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2025, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal Notice of Internet Availability and Proxy Statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in Blend.
Sincerely,
Nima Ghamsari
Head of Blend, Co-Founder, and Chair
i

BLEND LABS, INC.
7250 Redwood Blvd., Suite 300
Novato, California 94945
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m., Pacific time, on Wednesday, June 11, 2025.

Place
The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
April 14, 2025
Only stockholders of record as of the close of business on April 14, 2025 are entitled to notice of and to vote at the annual meeting.
A list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the meeting for any purpose related to the meeting, and will be available online during the entirety of the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 28, 2025 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed by visiting www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
By order of the board of directors,
Nima Ghamsari
Head of Blend, Co-Founder, and Chair
Novato, California
April 28, 2025

BLEND LABS, INC.
PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held at 11:00 a.m., Pacific time, on Wednesday, June 11, 2025
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?

This Proxy Statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of Blend Labs, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, June 11, 2025 at 11:00 a.m., Pacific time. The annual meeting will be conducted virtually via webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, (“Notice of Internet Availability”), containing instructions on how to access this Proxy Statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 28, 2025 to all stockholders of record as of April 14, 2025. The proxy materials and our annual report can be accessed by visiting www.virtualshareholdermeeting.com/BLND2025. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of seven directors to hold office until our next annual meeting of stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
•any other business as may properly come before the annual meeting.
As of the date of this Proxy Statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
Who is entitled to vote at the annual meeting?
You can vote at the annual meeting if you were a holder of record of our Class A common stock or Class B common stock as of the close of business on April 14, 2025, the “record date.” Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to forty votes per share and is convertible at any time, at the option of the holder thereof, into one share of Class A common stock. As of the close of business on April 14, 2025, there were 254,866,644 shares of our Class A common stock outstanding and 3,747,235 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank, or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank, or other nominee sent to you. As a beneficial owner, you are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote these shares at the annual meeting unless you obtain a signed legal proxy from your broker, bank, or other nominee giving you the right to vote the shares. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum voting power required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote as of the record date will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 10, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 10, 2025 (have your Notice of Internet Availability or proxy card in hand when you call);

•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/BLND2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank, or other nominee. You must follow the instructions provided by your broker, bank, or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each director nominee named in this Proxy Statement; and
•“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of Class A common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Because that proposal is routine, we do not expect any broker non-votes regarding it. Your broker, bank or other nominee will not have discretion to vote on our other proposal, which is considered a non-routine matter, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on our sole non-routine matter, then those shares will be treated as broker non-votes with respect to the non-routine proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on the proposal.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Blend Labs, Inc., 7250 Redwood Blvd., Suite 300, Novato, California 94945, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via webcast only. You will be able to attend the annual meeting virtually, submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/BLND2025. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 11:00 a.m., Pacific time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Nima Ghamsari, our Head of Blend, Co-Founder, and Chair, Amir Jafari, our Head of Finance and Administration, and Winnie Ling, our Head of Legal and People, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If a proxy is dated, executed, and returned, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares with respect to which they hold a proxy. If you have granted a proxy and the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of election.
How can I contact Blend’s transfer agent?
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (800) 736-3001, or by writing Computershare Trust Company, N.A., at P.O. Box 43006, Providence, RI, 02940-3006. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We anticipate announcing preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K (a “Form 8-K”) that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the meeting. If final voting results are not available to us in time to timely file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or Proxy Statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or Proxy Statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the Proxy Statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or Proxy Statement and annual report, as applicable, you may contact us as follows:
Blend Labs, Inc.
Attention: Investor Relations
7250 Redwood Blvd., Suite 300
Novato, California 94945
Tel: (650) 550-4810
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of seven directors, five of whom are independent under the listing standards of the New York Stock Exchange (the “NYSE”). At each annual meeting of stockholders, directors are elected for a one-year term and until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2025, and certain other information for each of our director nominees:

Name	Age	Position(s)	Director Since
Director Nominees
Nima Ghamsari	39	Head of Blend, Co-Founder, and Chair	2012
Gerald Chen(2)	50	Director	2017
Erin Lantz(1)(3)	45	Director	2023
Timothy J. Mayopoulos	66	Director	2019
Brian Sheth(1)	49	Director	2024
Bryan E. Sullivan(1)(3)	48	Director	2024
Eric Woersching(2)(3)	41	Director	2024
_______________________________
(1)Member of Compensation Committee.
(2)Member of Nominating and Corporate Governance Committee.
(3)Member of Audit Committee.
Nominees for Director
Nima Ghamsari. Mr. Ghamsari is one of our co-founders and has served as Head of Blend and a member of our board of directors since May 2012. He previously worked at Palantir Technologies, a software company. Mr. Ghamsari holds a B.S. in Computer Science from Stanford University.
Mr. Ghamsari was selected to serve on our board of directors because of the perspective and experience he brings as Head of Blend and one of our co-founders. Mr. Ghamsari also has extensive experience in financial services and the banking industry, as well as expertise in technology, and sales and marketing.
Gerald Chen. Mr. Chen has served as a member of our board of directors since July 2017. He has been a General Partner at Greylock Partners, a venture capital firm, since June 2013. Mr. Chen has served as a member of the board of directors of Chronosphere, a cloud native monitoring tool, since July 2019, Cato Networks, a network security company, since July 2016, and also serves on the board of directors of several other private companies. Mr. Chen holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard Business School.

Mr. Chen was selected to serve on our board of directors because of his extensive experience with technology companies and in the venture capital industry, including with respect to M&A, investments and integration, and risk and cybersecurity matters.
Erin Lantz. Ms. Lantz has served on our board of directors since January 2023. Ms. Lantz has served as the Chief Revenue Officer of Ethos, a fintech company specializing in life insurance since April 2020. She was also the Vice President and General Manager of Mortgages at Zillow Group, Inc., an online real estate database company, where she worked from 2010 through October 2019. She currently serves on the board of Meritage Homes Corporation, a leading homebuilding company. Ms. Lantz served on the board of directors of Washington Federal, Inc., a bank holding company, from September 2016 until August 2018, TrueCar Inc., a leading digital automotive marketplace, from November 2016 until May 2024 and Shelter Acquisition Corp., a special-purpose acquisition company focused on the property technology industry, from July 2021 until December 2022. Ms. Lantz holds a B.A. in Political Science, Philosophy and Economics from the University of Pennsylvania and an M.B.A. from Harvard Business School.

Ms. Lantz was selected to serve on the board of directors because of her financial, banking, and technology expertise, as well as her M&A, investments and integration expertise. Ms. Lantz also has experience serving on public company boards, and in sales and marketing, and regulatory, governmental and legal matters.
Timothy J. Mayopoulos. Mr. Mayopoulos has served as a member of our board of directors since April 2019. Mr. Mayopoulos previously served as our President from January 2019 to March 2023. He served as the President and Chief Executive Officer of Silicon Valley Bridge Bank, N.A. in March 2023, and as the President and Chief Executive Officer of Fannie Mae, a government-sponsored enterprise, from June 2012 to October 2018, having previously served in various other roles, including as its Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary from April 2009 to June 2012. Mr. Mayopoulos also previously held senior roles at various financial institutions, including Bank of America, Deutsche Bank, Credit Suisse First Boston, and Donaldson, Lufkin & Jenrette. Mr. Mayopoulos has served on the board of directors of Science Applications International Corporation, a technology integrator for federal civilian, defense and national security agencies, since January 2015 and LendingClub Corporation, a digital marketplace bank, since August 2016. Mr. Mayopoulos holds an A.B. in English from Cornell University and a J.D. from the New York University School of Law.

Mr. Mayopoulos was selected to serve on our board of directors because of his financial expertise and experience in financial services and the banking industry, including from serving as an executive and director at public companies, as well as his expertise in M&A, investments and integration. Mr. Mayopoulos also has experience in risk and cybersecurity matters, sales and marketing, and regulatory, governmental and legal matters.
Brian Sheth. Mr. Sheth has served as a member of our board of directors since April 2024. Mr. Sheth is the Founder of Haveli Investments, an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector with a focus on software, gaming, and adjacent industries, and has served as its Chief Investment Officer and Senior Managing Director since September 2022. Brian has spent nearly twenty-five years investing in technology businesses. His experience includes direct involvement in hundreds of investments and dispositions valued at over $100 billion, mentoring hundreds of entrepreneurs, executives and investors, and serving as board chairman for dozens of companies. Before founding Haveli Investments, Brian was the President of Vista Equity Partners, a private equity firm, from March 2000 until November 2020. After graduating from The Wharton School at the University of Pennsylvania with a BS in Economics and prior to Vista, Brian worked at Bain Capital, Goldman Sachs and Deutsche Bank.

Mr. Sheth was selected to serve on our board of directors because of his extensive experience with technology companies and in the financial and banking industry, including with respect to M&A, investments and integration.
Bryan E. Sullivan. Mr. Sullivan has served as a member of our board of directors since June 2024 Mr. Sullivan currently serves as the President and Chief Financial Officer of Identity Intelligence Group, LLC, a financial intelligence company specializing in identity theft protection, credit monitoring and financial education, since May 2021. Mr. Sullivan also currently serves as an Advisory Board Member and Senior Advisor of Americor Financial, a consumer debt solutions company, since February 2020. Mr. Sullivan served as a member of the board of directors of LendingUSA, a consumer lending company, from August 2020 to June 2024, and Mr. Sullivan has served as the EVP, Chief Financial Officer of loanDepot, LLC, a mortgage lending company, from October 2015 to December 2019, and as its EVP, Chief Investment & Strategy Officer from September 2013 to October 2015. Mr. Sullivan holds a Bachelor of Accountancy from the University of San Diego.

Mr. Sullivan was selected to serve on our board of directors because of his financial and technology expertise, as well as his M&A, investments and integration expertise. Mr. Sullivan also has extensive experience with financial and technology companies, and risk and cybersecurity matters.
Eric Woersching. Mr. Woersching has served as a member of our board of directors since June 2024. Mr. Woersching currently serves as a private consultant for early stage software companies, where he focuses on corporate strategy, FP&A, analytics, operations and executive recruiting. Mr. Woersching previously served as the Vice President of Revenue Operations at EasyPost, a shipping API company, from January 2020 to January 2022, where he was responsible for analytics, operations and corporate strategy, and Senior Advisor to the CEO from February 2022 to September 2022, where he focused on corporate development, M&A and fundraising. Mr. Woersching was a general partner at Initialized Capital, a venture capital firm, from January 2017 to December 2019, where he served on the board of directors of several private technology companies. He has also served as a member of the board of directors of Palantir Technologies Inc., a software and data analytics company, since June 2022, and has been a Managing Partner of Massive Tech Ventures, a venture fund specializing in investments in the technology space, since March 2023. Mr. Woersching holds both a B.S. and M.S. in Electrical Engineering from Stanford University and is a Chartered Financial Analyst.

Mr. Woersching was selected to serve on our board of directors due to his financial and technology expertise, as well as his M&A, investments and integration expertise, and because of his experience as a venture capitalist, his experience as a director of public and private technology companies, and his extensive operational experience at multiple technology companies.
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on our board of directors. A mark indicates a specific area of focus or expertise on which our board of directors particularly relies. Not having a mark does not mean the director nominee does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

Director Nominee Qualifications
Director	Current or Former Blend Executive / Founder	Senior Public Company Executive	Public Company Board Expertise	Financial / Banking Expertise	Technology Expertise	Risk / Cyber Expertise	Sales / Marketing Expertise	Regulatory / Government / Legal Expertise	M&A / Investments / Integration Expertise
Gerald Chen					✔	✔			✔
Erin Lantz			✔	✔	✔		✔	✔	✔
Nima Ghamsari	✔			✔	✔		✔
Timothy J. Mayopoulos	✔	✔	✔	✔		✔	✔	✔	✔
Brian Sheth				✔	✔				✔
Bryan E. Sullivan				✔	✔	✔			✔
Eric Woersching			✔	✔	✔				✔
Controlled Company
Nima Ghamsari, Head of Blend, Co-Founder, and Chair controls a majority of the voting power represented by our capital stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the NYSE. Under these corporate governance rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. Although we qualify as a “controlled company,” we do not currently expect to rely on these exemptions and intend to fully comply with all corporate governance requirements under the listing standards of the NYSE. However, if we elect to rely on some or all of these exemptions, we would not comply with certain of the corporate governance standards of the New York Stock Exchange ("NYSE"), which could adversely affect the protections for other stockholders.
Director Independence
Our Class A common stock is listed on the NYSE. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Corporate Governance Committees be independent.
Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and NYSE listing rules applicable to audit committee members. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Chen, Sheth, Sullivan, and Woersching and Ms. Lantz, representing five of our seven directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Mses, Burnham and Mather and Mr. Collard, who served on our board of directors until June 2024, were each also determined to be independent within the meaning of the NYSE listing standards during their period of service on our board of directors. Nima Ghamsari is not considered an independent director because of his current employment as our Head of Blend and Co-Founder. Timothy J. Mayopoulos is not considered an independent director because of his previous employment with us.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Party Transactions.”
There are no family relationships among any of our director nominees or executive officers.
Involvement in Certain Legal Proceedings
Amir Jafari was the Chief Financial Officer of Plastiq Inc. until early January 2023. On May 24, 2023, Plastiq Inc. filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.
Leadership Structure of our Board of Directors
As one of our founders and Head of Blend, Nima Ghamsari has extensive knowledge of all aspects of our business, industry and customers, and is best positioned to identify strategic priorities, lead critical discussions and execute our business plans. We believe that Mr. Ghamsari’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. Moreover, we believe that the combined role is both counterbalanced and enhanced with effective oversight by our independent directors and strong independent board committee system. We do not currently have a lead independent director. As a result of our board of directors’ committee system and majority of independent directors, our board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. Accordingly, we believe that our current leadership structure is appropriate and enhances the board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of Board of Directors in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Consistent with this approach, our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board of directors meeting, receives reports on all significant committee activities at each regular board of directors meeting, and evaluates the risks inherent in significant transactions. As part of this approach, our board of directors considers both the materiality of a risk and its likelihood in making strategic decisions and helping management to prioritize resources.

In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our Nominating and Corporate Governance Committee assesses risks relating to our corporate governance practices, the independence of the board of directors and potential conflicts of interest. These committees provide regular reports on the Company’s risk management efforts to the full board of directors.

Our board of directors and its committees also engage outside advisors and experts from time to time to assist in understanding threats, trends, and our risk environment in general. Our board of directors believes its current leadership structure supports the risk oversight function of the board of directors.

Committees of our Board of Directors
Our board of directors has established the following standing committees of the board of directors: Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our Audit Committee are Ms. Lantz and Messrs. Sullivan and Woersching. Mr. Sullivan is the chairperson of our Audit Committee. Our board of directors has determined that each member of our Audit Committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that Mr. Sullivan is an Audit Committee Financial Expert within the meaning of Item 407(d) of Regulation S-K. Our Audit Committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•reviewing our financial statements and our critical accounting policies and estimates;
•overseeing and monitoring the integrity of our financial statements, accounting and financial reporting processes, and internal controls;
•overseeing the design, implementation, and performance of our internal audit function;
•overseeing our compliance with applicable legal and regulatory requirements;
•overseeing our technology security and data privacy programs;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•overseeing our policies on risk assessment and risk management;
•overseeing compliance with our code of conduct;
•reviewing related party transactions; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at investor.blend.com. During 2024, our Audit Committee held four meetings.

Compensation Committee
The current members of our Compensation Committee are Ms. Lantz and Messrs. Sheth and Sullivan. Ms. Lantz is the chairperson of our Compensation Committee. Our board of directors has determined that each member of the Compensation Committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the Compensation Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"). Our Compensation Committee is responsible for, among other things:
•reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our principal executive officer;
•administering our equity compensation plans;
•reviewing, approving, and administering incentive compensation plans;
•establishing and reviewing general policies and plans relating to compensation and benefits of our employees and being responsible for our overall compensation philosophy;
•evaluating and making recommendations regarding non-employee director compensation to our full board of directors;
•assisting in the evaluation of the performance of our executive officers, including our principal executive officer; and
•periodically reviewing and discussing with our board of directors the corporate succession plans for executive officers.

The Compensation Committee has also established a sub-committee of the Compensation Committee (the “Section 16 Subcommittee”) consisting solely of independent directors that qualify as non-employee directors, as defined under Rule 16b-3 and has delegated the nonexclusive authority to grant awards to any individuals eligible to receive awards under any of our former, current, and future incentive and equity-based plans in order to ensure compliance with Section 16 and Rule 16b-3 of the Exchange Act.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation Committee is available on our website at investor.blend.com. During 2024, our Compensation Committee held three meetings.
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance Committee are Messrs. Chen and Woersching. Mr. Chen is the chairperson of our Nominating and Corporate Governance Committee. Our board of directors has determined that each of the members of the Nominating and Corporate Governance Committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•evaluating the performance of our board of directors and of individual directors;
•overseeing and reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and

•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at investor.blend.com. During 2024, our Nominating and Corporate Governance Committee held four meetings.
Attendance at Board and Stockholder Meetings
During 2024, our board of directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. All of our directors who then served on the board of directors virtually attended the 2024 annual meeting of our stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis, but no less than twice per year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive sessions on a periodic basis, but no less than twice per year.
Insider Trading Policy and Hedging and Pledging Policies
We have established an Insider Trading Policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities, unless reviewed and pre-approved by the Audit Committee.

We have adopted an insider trading policy (the “Insider Trading Policy”) that governs the purchase, sale, and other dispositions of our securities by directors, officers, employees, and other personnel that we determine should be subject to our Insider Trading Policy (such as certain contractors and consultants) and that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing requirements. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report. In addition, with regard to our company’s trading in its own securities, it is our policy to comply with the federal securities laws and NYSE listing requirements.

The Insider Trading Policy, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities, unless reviewed and pre-approved by the Audit Committee.

Our Insider Trading Policy prohibits the holding of our common stock in margin accounts. In addition, we have established guidelines on the pledging of our common stock as collateral for loans, which provide that any director or “Section 16 officer” (as defined under the applicable SEC rules), or any member of the Blend Leadership Team, wishing to enter into any pledge of our stock must first submit the proposed pledging arrangements to our Audit Committee for review and pre-approval.
Policies and Practices Related to the Grant of Certain Equity Awards
We do not grant equity awards on a predetermined schedule, but typically approve equity awards at regularly scheduled meetings of our Compensation Committee during an open trading window. We have not granted, nor do we intend to grant, stock options in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and, we have not taken, nor do we intend to take, material nonpublic information into account when determining the timing or terms of stock options.

Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee (or other board of directors committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Corporate Governance Committee considers the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. Our board of directors has established minimum qualifications for board of directors members, including, the highest personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Additionally, the Nominating and Corporate Governance Committee considers the current size and composition of the board of directors and the background, independence, area of expertise, length of service, potential conflicts of interest, other commitments and the like, including as required by applicable laws, rules, regulations or listing rules regarding board of directors composition in its consideration of candidates. Although our board of directors does not maintain a specific policy with respect to board of directors diversity, the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.

If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating and Corporate Governance Committee, board of directors or management.

After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full board of directors the director nominees for selection. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board of directors.
Stockholder Recommendations and Nominations to our Board of Directors
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders holding at least one percent (1%) of our fully diluted capitalization continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

Eligible stockholders that want to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our Legal Team at Blend Labs, Inc., 7250 Redwood Blvd., Suite 300, Novato, California 94945, Attention: Legal Team. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters-Stockholder Proposals or Director Nominations for 2026 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Head of Legal and People or Legal Team by mail to our principal executive offices at Blend Labs, Inc., 7250 Redwood Blvd., Suite 300, Novato, California 94945. Our Head of Legal and People or Legal Team, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Head of Legal and People or Legal Team will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of conduct are available on our website at investor.blend.com. We will post amendments to our code of conduct or any waivers of our code of conduct for directors and executive officers on the same website.
Director Compensation

In connection with our initial public offering, we adopted an outside director compensation policy for our non-employee directors and our board of directors approved an amended outside director compensation policy (the “Amended Policy”) on April 29, 2024, with such amendment effective on June 12, 2024 (the “Amendment Effective Date”).

Under the Amended Policy, each non-employee director is eligible to receive the compensation for board of directors services as described below. Under the Amended Policy, we also reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of the board of directors.
Director Compensation for 2024

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2024 pursuant to the terms of the Amended Policy in effect as of the Amendment Effective Date and the terms of the outside director compensation policy for our non-employee directors in effect for the 2024 fiscal year prior to the Amendment Effective Date (the “Prior Policy”). Directors who are also our employees receive no additional compensation for service as a director. During 2024, Mr. Ghamsari was an employee and executive officer and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Ghamsari's compensation.

Name	Fees Paid or Earned in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Ciara Burnham(2)	62,500		73,842	—	136,342
Gerald Chen(3)	97,500		205,286	—	302,786
Erin James Collard(2)	62,500		73,842	—	136,342
Erin Lantz(3)	105,000	2	205,286	—	310,286
Ann Mather(2)	62,500		—	—	62,500
Timothy Mayopoulos(3)	92,500		205,286	—	297,786
Brian Sheth(4)	—		—	—	—
Bryan E. Sullivan(5)	34,332		132,000	—	166,332
Eric Woersching(5)	27,476		132,000	—	159,476
_______________________________
(1)The amount reported represents the aggregate grant-date fair value of restricted stock units (the “RSUs”) awarded to the directors in 2024, calculated based on the closing price of our Class A common stock on the date of grant, or, if the grant date was not a trading day, the closing price on the last market trading day prior to the date of grant, and does not take into account any estimated forfeitures related to time-based vesting conditions.
(2)Mses. Burnham and Mather and Mr. Collard did not stand for re-election at our 2024 annual meeting and are therefore no longer members of the board of directors. The amounts reported represent the Cash Retainer (as defined below) and Retainer RSUs (as defined below) paid and/or granted to Mses. Burnham and Mather and Mr. Collard pursuant to the Prior Policy on a pro-rated basis, except Ms. Mather did not receive any Retainer RSUs as she was not eligible to receive Retainer RSUs pursuant to the terms of the Prior Policy. On April 29, 2024, our board of directors took action to accelerate the vesting of the final vesting tranche of a stock option granted to Ms. Mather on July 30, 2019, such that 16,655 shares of our Class A common stock subject to the option accelerated effective at the close of the 2024 annual meeting.
(3)The amounts reported represent the Cash Retainer and Retainer RSUs paid and/or granted to the applicable individual pursuant to the Prior Policy on a pro-rated basis, and cash amounts and the Annual Award (as defined below) paid and/or granted to the applicable individual in accordance with the Amended Policy.
(4)Mr. Sheth was appointed pursuant to the Investment Agreement. Accordingly, since he serves on behalf of Haveli Brooks Aggregrator, L.P. (collectively, “Haveli”) he does not receive compensation for his service on our board of directors. For additional information, see “Related Party Transactions–Agreement with Haveli.”
(5)The amounts reported represent the cash amounts and the Initial Award (as defined below) paid and/or granted to the applicable individual in accordance with the Amended Policy.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2024:

	Option Awards					Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Option Awards		Option Exercise Price	Option Expiration Date	Number of Shares Underlying Outstanding RSUs
Gerald Chen	1/31/2022(1)	6,139		$7.96	1/31/2032	—
	2/28/2022(1)	7,576		$8.53	2/28/2032	—
	3/31/2022(1)	6,551		$5.70	3/31/2032	—
	4/29/2022(1)	7,364		$4.31	4/29/2032	—
	5/31/2022(1)	10,579		$3.38	5/31/2032	—
	6/30/2022(1)	14,218		$2.36	6/30/2032	—
	7/31/2022(1)	17,853		$2.64	7/31/2032	—
	8/31/2022(1)	20,092		$3.15	8/31/2032	—
	9/30/2022(1)	18,624		$2.21	9/30/2032	—
	10/31/2022(1)	19,897		$2.51	10/31/2032	—
	11/30/2022(1)	24,367		$1.32	11/30/2032	—
	12/31/2022(1)	28,366		$1.44	12/31/2032	—
	6/12/2024	—		—	—	50,000(3)
Erin Lantz	6/12/2024	—		—	—	50,000(3)
Timothy J. Mayopoulos	1/25/2019(2)	2,922,480	(4)	$1.29	1/25/2029	—
	2/23/2022(1)	113,658	(4)	$8.45	2/23/2032	—
	6/12/2024	—		—	—	50,000(3)
Bryan E. Sullivan	6/12/2024	—		—	—	50,000(3)
Eric Woersching	6/12/2024	—		—	—	50,000(3)
_______________________________
(1)Equity award granted pursuant to our 2021 Plan.
(2)Equity award granted pursuant to our 2012 Stock Plan (the “2012 Plan”).
(3)The RSUs vest on June 12, 2025.
(4)The shares subject to this option are fully vested and immediately exercisable.

Amended Policy
Under the Amended Policy, each non-employee director receives the cash and equity compensation for services on the board of directors as described below. The Amended Policy provides that no non-employee director may be issued in any fiscal year, cash payments or equity awards with a combined value greater than $500,000. Any equity awards or other compensation granted to an individual for their services as an employee, or for their services as a consultant (other than as a non-employee director) will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Effective as of the Amendment Effective Date, each non-employee director is paid an annual cash retainer of $35,000. There are no per-meeting attendance fees for attending board of director meetings.

Additionally, effective as of the Amendment Effective Date, each non-employee director who serves as chair or a member of a committee of the board of directors is paid additional annual fees as follows:
•$20,000 for service as chair of the Audit Committee;
•$10,000 for service as a member of the Audit Committee (other than as chair);
•$10,000 for service as chair of the Nominating and Corporate Governance Committee;
•$5,000 for service as a member of the Nominating and Corporate Governance Committee (other than as chair);
•$15,000 for service as chair of the Compensation Committee; and
•$7,500 for service as a member of the Compensation Committee (other than as chair).
Each annual cash retainer and additional annual fee will be paid quarterly in arrears on a prorated basis to each non-employee director who has served in the relevant capacity at any time during the immediately preceding fiscal quarter. A non-employee director who has served as a non-employee director or as a member of an applicable committee (or chair thereof) during only a portion of the relevant fiscal quarter will receive a prorated payment of the quarterly installment of the applicable cash compensation.
Equity Compensation
Initial Award. Subject to the annual limitations contained in the Amended Policy, each individual who first becomes a non-employee director following the Amendment Effective Date will receive, on the first trading day on or after the date on which such individual first becomes a non-employee director, an award of RSUs covering a number of shares of our Class A common stock equal to the product of (i) 50,000, multiplied by (ii) a fraction with a numerator equal to the number of calendar days between (and including) the date the individual first becomes a non-employee director and the date of the next annual meeting of our stockholders, and a denominator equal to 365, rounded down to the nearest whole share (the “Initial Award”). The Initial Award will vest on the day prior to the date of the annual meeting of our stockholders next following the Initial Award’s grant date, subject to the non-employee director’s continued service through the applicable vesting date. If an individual was a member of our board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.
Annual Award. Subject to the annual limitations contained in the Amended Policy, on the date of each annual meeting of our stockholders on and following the Amendment Effective Date, each non-employee director automatically will receive an award of RSUs (the “Annual Award”) covering 50,000 shares of our Class A common stock. Each Annual Award will vest on the earlier of the one-year anniversary of the Annual Award’s grant date, or the day prior to the date of the annual meeting of our stockholders next following the Annual Award’s grant date, subject to the non-employee director’s continued service through the applicable vesting date.

In the event of a “change in control” as defined in our 2021 Plan, each non-employee director will fully vest in their outstanding company equity awards, unless specifically provided otherwise in the applicable award agreement, a company policy related to director compensation, or other written agreement between the non-employee director and us.
Prior Policy
Pursuant to the terms of the Prior Policy, each non-employee director who had not entered into a letter agreement with us that governed his or her compensation as a non-employee director (an “Outside Director Letter”) was eligible to receive an annual retainer of $300,000 (the “Annual Retainer”) for services performed during the then-current calendar year. There were no per meeting attendance fees for attending board of directors meetings. The Annual Retainer was paid as follows: 50% of the Annual Retainer was paid in cash (the “Cash Retainer”) and 50% of the Annual Retainer was in the form of RSUs (the “Retainer RSUs”). Non-employee directors who had entered into an Outside Director Letter were eligible to receive the full Cash Retainer, but were not eligible to receive the Retainer RSUs until the equity award or other compensation referenced in the Outside Director Letter was fully vested or had been earned (and in the year such compensation was fully vested or had been earned, the non-employee director would receive a pro-rated number of Retainer RSUs based on the number of calendar months remaining in such year).

The number of shares of our Class A common stock subject to the Retainer RSUs was equal to the quotient of (i) 50% of the Annual Retainer (or pro-rated Annual Retainer, as applicable), divided by (ii) the average fair market value of a share of our Class A common stock for the 30 consecutive trading days ending on the last trading day of the month immediately prior to the month that includes the grant date.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors. At the annual meeting, seven directors will be elected for a one-year term and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Following the annual meeting, our board of directors will consist of seven directors.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Nima Ghamsari, Gerald Chen, Erin Lantz, Timothy J. Mayopoulos, Brian Sheth, Bryan E. Sullivan, and Eric Woersching as nominees for election as directors at the annual meeting. Each of the nominees is a current member of our board of directors. Messrs. Sullivan and Woersching were introduced to our board of directors by Mr. Ghamsari and Mr. Sheth was nominated pursuant to our agreement with Haveli as described below under “Related Party Transactions—Agreement with Haveli." For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Each of the nominees has agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. PwC served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

At the annual meeting, we are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PwC, then our Audit Committee may reconsider the appointment. One or more representatives of PwC are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees billed or to be billed by PwC, our independent registered public accounting firm for the fiscal year ended December 31, 2024 and 2023, and for professional services rendered with respect to the fiscal years ended December 31, 2024 and 2023. All of these services were approved by the Audit Committee.

	2024	2023
Audit Fees(1)	$2,467,000	$2,083,152
Audit-Related Fees	—	—
Tax Fees(2)	—	15,909
All Other Fees(3)	2,000	2,900
Total Fees	$2,469,000	$2,101,961
_______________________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. 2023 fees increased from the prior year’s disclosure by $258,406 due to invoices received subsequent to the filing of the 2024 annual meeting proxy statement that were greater than the original amount estimated.
(2)“Tax Fees” consist of fees for professional services for tax compliance, tax advice and tax planning.
(3)“All Other Fees” consist of fees billed in connection with our subscription to a research tools offered by PwC in 2023 and 2024.
Auditor Independence
In 2023 and 2024, there were no other professional services provided by PwC, other than those listed above, respectively, that would have required our Audit Committee to consider their compatibility with maintaining the independence of PwC.

Change in Independent Registered Public Accounting Firm

On April 5, 2023, the Audit Committee dismissed Ernst & Young LLP (“EY”), our independent registered public accounting firm for the fiscal year ended December 31, 2022. EY’s audit reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through April 5, 2023, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of such disagreements in connection with its reports on our consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in our internal controls over financial reporting related to the valuation of intangible assets acquired in our Title365 business combination, as first disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which material weakness was remediated as of December 31, 2022.

We previously provided EY with a copy of the disclosures above and requested that EY furnish us with a letter addressed to the SEC stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated April 6, 2023, is filed as Exhibit 16.1 to our Current Report on Form 8-K, filed with the SEC on April 6, 2023.

On April 5, 2023, the Audit Committee approved the engagement of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately.

During the fiscal years ended December 31, 2022 and December 31, 2021, and the subsequent interim period from January 1, 2023 through April 5, 2023, neither we nor anyone on our behalf has consulted with PwC regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by PwC for the fiscal years ended December 31, 2024 and 2023 were pre-approved by our Audit Committee. All services provided by PwC for the fiscal year ending December 31, 2025 have been pre-approved by our Audit Committee in compliance with this policy.
Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board of Directors Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Blend’s financial reporting process, Blend’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Blend’s consolidated financial statements. Blend’s independent registered public accounting firm for Blend’s fiscal year ended December 31, 2024, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Blend’s consolidated financial statements for such fiscal year. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare Blend’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP;
•discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and
•received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Blend’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the board of directors:
Bryan E. Sullivan (Chair)
Erin Lantz
Eric Woersching
This Audit Committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Blend under the Securities Act of 1933, as amended, (the “Securities Act”), or the Exchange Act, except to the extent Blend specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2025.

Name	Age	Position
Nima Ghamsari	39	Head of Blend, Co-Founder, and Chair
Amir Jafari	47	Head of Finance and Administration
Srinivasan Venkatramani	47	Head of Product, Technology, and Customer Operations
Brian Kneafsey	54	Head of Revenue
Winnie Ling	39	Head of Legal and People
For the biography of Mr. Ghamsari, see “Nominees for Director.”
Amir Jafari. Mr. Jafari has served as our Head of Finance and Administration since March 2023. Prior to joining us, Mr. Jafari served as Chief Financial Officer of Plastiq Inc., a financial technology company, from 2021 until 2023. Mr. Jafari previously served as the Chief Financial Officer for Reputation.com, a customer experience management company, from 2020 to 2021. From 2015 until 2020, Mr. Jafari served as a Sr. Director of Accounting Operations, Vice President of Finance & Corporate Controller and finally Vice President and General Manager of the Finance and Legal business at ServiceNow, Inc., a cloud computing software company. From 2010 until 2015, Mr. Jafari served as Director of Finance (Sales) and Senior Director of Finance and Assistant Controller at Atmel Corporation, a semiconductor company. Mr. Jafari started his career in 2000 and served companies spanning distribution, consumer electronics and semiconductor industries. Mr. Jafari received a B.A. from San Diego State University and an M.B.A. from San Jose State University.

Srinivasan Venkatramani. Mr. Venkatramani has served as our Head of Product, Technology, and Customer Operations since December 2024. Prior to joining us, Mr. Venkatramani served as the Chief Product & Technology Officer at PlanSource Benefits Administration, Inc., a technology company that automates employee benefits programs, from December 2019 until December 2024. Mr. Venkatramani received a B.S. in engineering from PSG College of Technology in 1999 and an M.B.A. from the Indian Institute of Management in 2001.
Brian Kneafsey. Mr. Kneafsey has served as our Head of Revenue since December 2023. Mr. Kneafsey previously served as Revenue Lead, Financial Services at Plaid Inc., a financial and banking services company, from December 2022 until July 2023 and as the Head of Sales of Doxel.ai, a construction software company, from May 2021 until June 2021. From July 2017 until January 2020, Mr. Kneafsey served as our Head of Revenue and Customer Success and our Head of Sales from February 2016 until July 2017. Mr. Kneafsey started his career in 1996 and served companies spanning the technology industry. Mr. Kneafsey received a B.A. from Santa Clara University.
Winnie Ling. Ms. Ling has served as our Head of Legal since February 2023 and as our Head of People since January 2024. Ms. Ling previously led our corporate, securities and M&A legal functions. Prior to joining us, from 2014 until 2021, Ms. Ling was a corporate attorney at Cravath, Swaine & Moore LLP, where she advised financial institutions, technology companies and other clients on a wide range of capital markets, financing, M&A, and other strategic matters. From 2011 until 2013, Ms. Ling was a corporate attorney at Davis Polk & Wardwell LLP, where her practice focused on corporate finance transactions for investment banks and corporate clients. Ms. Ling started her legal career in 2009, and has extensive experience in complex cross-border matters. Ms. Ling received an LL.M. from Columbia Law School as a Harlan Fiske Stone Scholar, as well as a B.Com. in finance with distinction and an LL.B. with honors from the University of New South Wales.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of our Head of Blend and other executive officers, evaluates the performance of our Head of Blend and other executive officers in light of those goals and objectives and determines and approves the compensation of our Head of Blend based on such evaluation.
The Compensation Committee has also established the Section 16 Subcommittee consisting solely of independent directors and has delegated the nonexclusive authority to grant awards to any individuals eligible to receive awards under any of our former, current, and future incentive and equity-based plans in order to ensure compliance with Section 16 of the Exchange Act.
The Compensation Committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies. During the fiscal year ended December 31, 2024, our Compensation Committee, on behalf of our board of directors, retained Sequoia Benefits and Insurance Services, LLC d/b/a Sequoia Consulting Group (“Sequoia”) to provide it with market information, analysis, and other advice relating to executive and director compensation on an ongoing basis. Sequoia does not provide any non-compensation related services to us.
As of December 31, 2024 our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), were:
•Nima Ghamsari, our Head of Blend, Co-Founder, and Chair;
•Amir Jafari; our Head of Finance and Administration; and
•Srinivasan Venkatramani, our Head of Product, Technology, and Customer Operations.
Summary Compensation Table
The following table sets forth information regarding the compensation reportable for our named executive officers for 2024 and 2023, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Nima Ghamsari Head of Blend, Co-Founder, and Chair	2024	545,000	400,000	—	—	—	945,000
	2023	405,385	400,000	6,540,000	—	—	7,345,385
Amir Jafari Head of Finance and Administration	2024	400,000	—	—	220,000(2)	5,000(3)	625,000
	2023	369,231	1,004,000	3,600,850	200,000	5,000	5,179,081
Srinivasan Venkatramani Head of Product, Technology, and Customer Operations	2024	25,962	1,000,000(4)	—	—	—	1,025,962
_______________________________
(1)The amounts reported represent the aggregate grant-date fair value of the RSUs and performance-based restricted stock units (“PSUs”) awarded to the named executive officers in 2023, calculated in accordance with ASU No. 2016 09 “Compensation-Stock Compensation (Topic 718)” (“ASC 718”) based on target levels of achievement (the probable outcome at grant and which represent the maximum level of achievement) in the case of PSUs. The grant date fair value of the RSUs was calculated based on the closing price of our Class A common stock on the date of grant or, if the grant date was not a trading day, the closing price on the last market trading day prior to the date of grant, and does not take into account any estimated forfeitures related to time-based vesting conditions. The grant date fair value of the PSUs was calculated based on $0.65 per share, which was determined using a Monte Carlo simulation model. The Monte Carlo simulation included various assumptions such as the risk-free interest rate, expected volatility of our stock price, and expected life of the award. The assumptions used in the valuation of these awards are set forth in Note 13, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 14, 2024. These amounts do not reflect the actual economic value that may be realized by the named executive officer.
(2)The amount reported represents an annual cash bonus in the amount of $220,000, based on achieving performance objectives established by our board of directors or its designated committee. For more information see “—Non-Equity Incentive Plan Awards” below.
(3)The amount reported represents a matching contribution made by us under the 401(k) Plan (as defined below). For more information on the 401(k) Plan, see “—401(k) Plan” below.
(4)The amount reported represents a signing bonus of $1,000,000 that was paid to Mr. Venkatramani following his employment start date.
Non-Equity Incentive Plan Awards
Mr. Jafari participates in our bonus program (the “Bonus Program). Under the Bonus Program, Mr. Jafari was eligible to receive an annual cash bonus with a target value of $200,000 in 2023 and $220,000 in 2024, based on achieving performance objectives relating to net operating loss and general and administrative operating expenses. At the conclusion of each fiscal year, we reviewed performance and made a determination of the payout amount based on achievement against the performance objectives with each performance objective weighted at 50%. The actual bonus amount paid to Mr. Jafari under the Bonus Program is set forth in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”
Outstanding Equity Awards at 2024 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Nima Ghamsari	12/4/2019	3,229,804	(2)	—	2.31	12/4/2029	—		—
	3/31/2021	1,954,288	(3)	24,102,893	8.58	3/31/2036	—		—
	8/24/2023	—			—	—	4,125,000	(4)	17,366,250
Amir Jafari	3/13/2023	—			—	—	1,125,000	(5)	4,736,250
	3/13/2023	—			—	—	750,000	(6)	3,157,500
	8/23/2023	—			—	—	150,000	(6)	631,500
	8/23/2023	—			—	—	112,500	(7)	473,625
_______________________________
(1)The market value of RSUs and PSUs, each of which are granted under our 2021 Plan, is based on the closing price of our Class A common stock on December 31, 2024, the last trading day of the 2024 fiscal year, of $4.21.
(2)The stock option was granted pursuant to our 2012 Plan. 1/84th of the shares subject to this option vest monthly following January 1, 2020, subject to Mr. Ghamsari’s continued role as a service provider to us. If Mr. Ghamsari is subject to an involuntary termination any time after a change in control, then 100% of the then unvested shares shall immediately vest. This option is subject to an early exercise provision and is immediately exercisable.
(3)The stock option was granted pursuant to the Stand-Alone Stock Option Agreement. The service-based vesting condition was satisfied as to 1,954,288 of the total shares of our Class A common stock underlying the option on July 16, 2021, the date of our initial public offering, with 24,102,893 shares vesting depending on the achievement of certain performance goals tied to our stock price thereafter, subject to Mr. Ghamsari’s continued role as a service provider to us. For more information on the stand-alone stock option granted to Mr. Ghamsari, see “—Founder and Head of Blend Long-Term Performance Award."
(4)The RSUs will vest in equal quarterly increments over a four year period, subject to Mr. Ghamsari’s continued role as a service provider to us through each such date.
(5)25% of the RSUs vested on February 20, 2024 and the remaining RSUs will vest in equal quarterly increments over a three year period, subject to Mr. Jafari’s continued role as a service provider to us through each such date.
(6)The PSUs are eligible to vest upon the achievement of four (4) separate company stock price hurdles that must be achieved within two (2) to five (5) years following the grant date, subject to each named executive officer's continued employment with us through the applicable vesting date.
(7)The RSUs will vest in equal quarterly increments over a two year period, subject to each named executive officer’s continued role as a service provider to us through each such date.
Founder and Head of Blend Long-Term Performance Award
In March 2021, our board of directors granted a stand-alone nonstatutory stock option to Mr. Ghamsari, covering a maximum of 26,057,181 shares of our Class A common stock, which we refer to as the Founder and Head of Blend Long-Term Performance Award. An amendment to the Founder and Head of Blend Long-Term Performance Award was

approved by our board of directors on June 30, 2021 (the "Amendment"). The Founder and Head of Blend Long-Term Performance Award has an exercise price of $8.58 per share, which was the fair market value of our Class A common stock at the time of grant as determined by our board of directors. The Founder and Head of Blend Long-Term Performance Award has a 15-year term, subject to earlier termination when the shares subject to the award are no longer eligible to vest, and vests upon the satisfaction of a service condition, a liquidity-event related performance condition, and/or a performance-based market condition, as described below.

Our board of directors, in consultation with an independent compensation consultant, considered many factors in determining whether to grant the Founder and Head of Blend Long-Term Performance Award and the size and terms of the award. The board of directors considered Mr. Ghamsari’s significant ownership percentage in the company obtained primarily in connection with his co-founding of Blend and the amount of his ownership interests that were unvested as of the date of the grant in its deliberations of this award. The board of directors reviewed market data for similarly situated executives at comparable companies with an emphasis on the ownership percentage and equity value of founder chief executive officers at the time of an initial public offering. The board of directors was intent on establishing an award that would encourage long-term sustained stockholder valuation by including a long vesting schedule with post-vesting holding requirements. The Founder and Head of Blend Long-Term Performance Award is meant to support our transition to a public company while providing a meaningful incentive to Mr. Ghamsari with sustained long-term value creation for our stockholders, and minimize dilution if returns are lower than contemplated.

The Founder and Head of Blend Long-Term Performance Award has a performance period that commenced upon the expiration of the lock-up period associated with an underwritten public offering of our common stock (or certain other events detailed in the option agreement) and expires on the earlier of the 10-year anniversary of the date of grant, a change in control of the company, or Mr. Ghamsari ceasing to satisfy the service condition discussed below. Shares subject to the award that are not vested at the end of the performance period will terminate and be forfeited for no consideration.

The Founder and Head of Blend Long-Term Performance Award is divided into five tranches. In July 2021, the first tranche of 1,954,289 shares of the Founder and Head of Blend Long-Term Performance Award vested upon completion of our initial public offering. The shares in tranches two through five have a “Company Stock Price Hurdle” associated with the vesting of such tranche and none of the Company Stock Price Hurdles were achieved in 2024. The applicable performance goal must be achieved by the “Tranche Expiration Date” set forth below for any shares subject to a particular tranche to vest. Except as set forth below, on the first trading day on which the applicable performance goal is achieved, a number of shares subject to the award will vest and become exercisable equal to the “Number of Shares” corresponding to the applicable performance goal for the applicable tranche in the table below, subject to Mr. Ghamsari satisfying the service condition through the vesting date:

Tranche	Number of Shares	Performance Goal	Company Stock Price Hurdle	Tranche Expiration Date
1	1,954,289	IPO	N/A	15-month anniversary of Date of Grant
2	5,862,866	Company Stock Price Hurdle	$41.91	Four-year anniversary of Date of Grant
3	4,560,006	Company Stock Price Hurdle	$83.82	Six-year anniversary of Date of Grant
4	5,862,866	Company Stock Price Hurdle	$209.55	Eight-year anniversary of Date of Grant
5	7,817,154	Company Stock Price Hurdle	$419.10	10-year anniversary of Date of Grant
The Company Stock Price Hurdle will be achieved if the average closing price of a share of our Class A common stock during any 90 consecutive calendar day period during the performance period and the average closing price of our Class A common stock during the last 30 consecutive calendar day period during such 90-day average equals or exceeds the value set forth in the table above. There is no linear interpolation between hurdles. The Company Stock Price Hurdles and the number of associated shares that will vest will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar events. Additionally, following the Amendment, if the annual return of the S&P 500 Equal-Weighted Financial Index is 40% or above for a consecutive three-year period during the performance period, the Company Stock Price Hurdles that have not been achieved at such time will be increased by 20%. If data for the S&P 500 Equity-Weighted Financial Index is no longer published, the index shall become the S&P 500 Equal-Weighted Index. Such increase may occur only once during the performance period.

Vested shares (including shares acquired pursuant to the exercise of the option not used to pay the associated exercise price and tax withholding in connection with the exercise of the option) generally must be held for two years from the vesting date, or if earlier, until there is a change in control of the company or a termination of service due to death or disability

In order to vest in an applicable tranche of shares, Mr. Ghamsari must satisfy the service condition through the date a performance goal is achieved. The service condition is met if he remains our chief executive officer, or, following the fifth anniversary of the date of grant (the date any of the following occur, a “Vesting Eligibility Window Start Date”), moving to a different service role as determined by the company, an agreed upon termination between Mr. Ghamsari and our board of directors, or a qualifying termination of Mr. Ghamsari’s employment with us, which means an involuntary termination without cause or good reason (as such terms are defined in the option agreement). If, after the fifth anniversary of the date of grant, there is a Vesting Eligibility Window Start Date, then Mr. Ghamsari would remain eligible to earn a portion of the shares subject to unvested tranches through the expiration of the performance period as follows:

	Percentage of Unvested Shares Subject to each Unvested Tranche that will Remain Eligible to Vest
Vesting Eligibility Window Start Date	Change in Role	Agreed Departure or Qualifying Termination
On or after the fifth anniversary of the date of grant, but prior to the sixth anniversary of the date of grant	30%	10%
On or after the sixth anniversary of the date of grant, but prior to the seventh anniversary of the date of grant	35%	15%
On or after the seventh anniversary of the date of grant, but prior to the eighth anniversary of the date of grant	40%	20%
On or after the eighth anniversary of the date of grant, but prior to the ninth anniversary of the date of grant	45%	25%
On or after the ninth anniversary of the date of grant, but prior to the tenth anniversary of the date of grant	50%	25%
In the event of a change in control of the company (as defined in the option agreement), the per share deal price will be used to determine whether any then-unachieved Company Stock Price Hurdles are achieved (with no linear interpolation between stock price hurdles). Additionally, if the per share deal price equals or exceeds $41.91, then 25% of the remaining unvested shares subject to the award will vest (after first determining if any additional Company Stock Price Hurdles are achieved) as of immediately prior to the closing of the change in control, with any remaining unvested shares terminating.
Executive Employment Arrangements
Nima Ghamsari

We have entered into a confirmatory employment letter agreement with Mr. Ghamsari. The employment letter agreement does not have a specific term and provides that Mr. Ghamsari is an at-will employee. In August 2023, we entered into a letter agreement with Mr. Ghamsari, pursuant to which Mr. Ghamsari received a $400,000 incentive payment paid on or around September 1, 2023 (“Incentive Payment One”), and an additional $400,000 incentive payment paid on or around September 1, 2024 (“Incentive Payment Two” and together with Incentive Payment One, the “Incentive Payments”). Incentive Payment One has been fully earned as of August 31, 2024, and Incentive Payment Two can only be fully earned if Mr. Ghamsari remains continuously employed with the company through August 31, 2025. If Mr. Ghamsari’s employment with us is terminated by the company for cause (as defined in the letter agreement) or if Mr. Ghamsari resigns from his employment with us without good reason (as defined in the letter agreement), and in either event after the applicable Incentive Payment has been paid but before it has been earned, Mr. Ghamsari must repay a pro-rata amount (based on the number of full months employed through the date of termination and on a pre-tax basis) of the applicable Incentive Payment to us. Mr. Ghamsari’s current annual base salary is $545,000 (unchanged from his 2024 base salary) and his annual target bonus is $495,000, effective as of April 1, 2025.
Amir Jafari

We have entered into an employment offer letter with Mr. Jafari. The offer letter does not have a specific term and provides that Mr. Jafari is an at-will employee. Mr. Jafari’s current annual base salary is $450,000 and he is eligible to receive an annual cash bonus with a target value of $200,000 (unchanged from his 2024 annual target bonus), based on achieving performance objectives established by our board of directors or its designated committee.

Srinivasan Venkatramani

We have entered into an employment offer letter with Mr. Venkatramani. The offer letter does not have a specific term and provides that Mr. Venkatramani is an at-will employee. Mr. Venkatramani’s current annual base salary is $450,000 and he is eligible to receive an annual cash bonus with a target value of $200,000, based on achieving performance objectives established by our board of directors or its designated committee. Mr. Venkatramani received a $1,000,000 signing bonus that will be earned if he remains continuously employed by the company for at least one-year from the date Mr. Venkatramani receiving the signing bonus. If Mr. Venkatramani terminates his employment with us for any reason or if his employment with us is terminated by the company for cause (as defined in the letter agreement), in either event, prior to the one-year anniversary of receiving his signing bonus, Mr. Venkatramani must repay the signing bonus within 30 days of such termination.
Potential Payments upon Termination or Change in Control

We have entered into a change in control severance agreement with each of Messrs. Ghamsari, Jafari and Venkatramani that provide for certain severance and change in control benefits only in the circumstances as described below.

Pursuant to the terms of the applicable change in control severance agreement, if, during the period beginning three months prior to a change in control (as defined in such agreement) and ending 12 months following a change in control, the named executive officer’s employment is terminated either (i) by us (or any of our subsidiaries) without cause (as defined in such agreement) (and other than by reason of death or disability) or (ii) by the named executive officer for good reason (as defined in such agreement), the named executive officer is entitled to receive the following benefits if the named executive officer timely signs and does not revoke our then-standard separation agreement and release of claims in our favor:

•100% accelerated vesting (and exercisability as applicable) of all equity awards outstanding as of the date of such termination and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria is deemed achieved at 100% of target levels.

The named executive officer’s receipt of any vesting acceleration upon a qualifying termination is subject to such named executive officer having resigned from all officer and director positions with all members of the company group and executing any documents that we may require in connection with the same.

If any of the benefits provided for under these change in control severance agreements or otherwise payable to each of Messrs. Ghamsari, Jafari and Venkatramani (including pursuant to the severance arrangements discussed below) would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer is entitled to receive either full payment of benefits under his or her change in control severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control severance agreements do not require us to provide any tax gross-up payments.

Additionally, we have entered into severance arrangements with each of Messrs. Ghamsari, Jafari and Venkatramani pursuant to a letter agreement (with respect to Messrs. Ghamsari and Jafari) or an offer letter (with respect to Mr. Venkatramani) (each, a “severance arrangement”) that provide for certain severance benefits only in the circumstances as described below.

Pursuant to the terms of the applicable severance arrangement, if the named executive officer’s employment is terminated by us (or any of our subsidiaries) without cause (as defined in the applicable severance arrangement) (and other than by reason of death or disability), the named executive officer is entitled to receive the following benefits if the named executive officer timely signs and does not revoke a separation agreement and release of claims:

•six months of the named executive officer’s base salary in effect immediately prior to the termination; and

•an amount representing company-paid COBRA for the named executive officer and his or her covered dependents for a period of six months following the termination.

401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). 401(k) Plan participants are able to defer eligible compensation on a pre-tax or after tax (Roth) basis, subject to applicable annual Code limits. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	60,651,131	(2)	6.83	(3)	30,406,716	(4)
Total	60,651,131				30,406,716
_______________________________
(1)Includes the 2012 Plan, the 2021 Plan and the Stand-Alone Stock Option Agreement. The 2012 Plan was terminated effective December 2021.
(2)Includes 60,651,131 shares subject to options and RSUs that were outstanding as of December 31, 2024 that were issued under the 2012 Plan, the 2021 Plan and the Stand-Alone Stock Option Agreement.
(3)RSUs and PSUs, which do not have an exercise price, are excluded from the calculation of weighted-average exercise price.
(4)Our 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year in an amount equal to the least of (i) 34,500,000 shares, (ii) five percent of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the administrator of our 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our named executive officers;
•each of our current directors and director nominees; and
•all of our executive officers, current directors, and director nominees as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 255,078,644 shares of our Class A common stock and 3,747,235 shares of Class B common stock outstanding as of March 31, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Blend Labs, Inc., 7250 Redwood Blvd., Suite 300, Novato, California 94945.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power (1)
Name of Beneficial Owner†	Number	Percentage	Number	Percentage
Named Executive Officers, Directors, and Director Nominees:
Nima Ghamsari(2)	6,262,688	2.5%	8,931,327	100%	59.3%
Amir Jafari(3)	1,168,538	*	—	—	*
Srinivasan Venkatramani	—	*	—	—	*
Gerald Chen(4)	10,253,577	4.0%	—	—	2.5%
Erin Lantz	37,760	*	—	—	*
Timothy J. Mayopoulos(5)	3,367,268	1.3%	—	—	*
Brian Sheth(6)	60,518,199	23.7%	—	—	14.9%
Bryan E. Sullivan	—	*	—	—	*
Eric Woersching	—	*	—	—	*
All directors and executive officers as a group (11 persons)(7)	82,990,635	32.0%	8,931,327	100%	71.4%
Greater than 5% Stockholders
Entities affiliated with Lightspeed(8)	23,210,145	9.1%	—	—	5.7%
The Vanguard Group(9)	16,422,927	6.4%	—	—	4.1%
BlackRock, Inc.(10)	17,683,488	6.9%			4.4%
_______________________________
*Represents less than 1%.
† Awards granted under our 2012 Plan to purchase shares of our Class A common stock included in this table are early exercisable. To the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase by us.
+    Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
(1)Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to forty votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)Consists of (i) 5,762,688 shares of Class A common stock held of record by Mr. Ghamsari; (ii) 500,000 shares of Class A common stock subject to the vesting and settlement of RSUs within 60 days of March 31, 2025; (iii) 3,247,235 shares of Class B common stock held of record by Mr. Ghamsari; (iv) 500,000 shares of Class B common stock held of record by the Nima Ghamsari Family Foundation; and (v) 5,184,092 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2025, all of which would be fully vested as of such date (excluding options that vest pursuant to tranches two through five of the Founder and Head of Blend Long-Term Performance Award. See the section titled “Executive Compensation-Founder and Head of Blend Long-Term Performance Award” for additional information). The shares held of record by Mr. Ghamsari are pledged as collateral to secure certain personal indebtedness.
(3)Consists of (i) 912,288 shares of Class A common stock held of record by Mr. Jafari and (ii) 256,250 shares of Class A common stock subject to the vesting and settlement of RSUs within 60 days of March 31, 2025.
(4)Consists of (i) 9,030,775 shares of Class A common stock held of record by Greylock 15 Limited Partnership (“Greylock 15”); (ii) 501,708 shares of Class A common stock held of record by Greylock 15 Principals Limited Partnership, (“Greylock Principals”); (iii) 501,708 shares of Class A common stock held of record by Greylock 15-A Limited Partnership (“Greylock 15-A”); (iv) 37,760 shares of Class A common stock held of record by Mr. Chen; and (v) 181,626 shares of Class A common stock held by Mr. Chen, subject to options exercisable within 60 days of March 31, 2025, all of which would be fully vested as of such date. Mr. Chen disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Class A common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. Greylock 15 GP LLC (“Greylock LLC”), is the general partner of each of Greylock 15, Greylock Principals, and Greylock 15-A. Asheem Chandna, Reid Hoffman, James Slavet, Donald Sullivan, and David Sze are the senior managing members of Greylock LLC. The managing members of Greylock LLC may be deemed to share the power to vote or direct the voting of and to dispose or direct the disposition of our Class A common stock beneficially owned by Greylock 15, Greylock Principals, and Greylock 15-A. Each of the managing members of Greylock LLC disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Class A common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. Gerald Chen, a partner at Greylock Partners and a managing member of Greylock LLC, serves on our board of directors. The business address for each of these entities and individuals is 2550 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(5)Consists of (i) 331,130 shares of Class A common stock held of record by Mr. Mayopoulos; and (ii) 3,036,138 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2025, all of which would be fully vested as of such date.
(6)Consists of (i) 3,123,242 shares of Class A common stock held of record by Haveli Brooks Aggregator, L.P. ("Haveli Aggregator"), (ii) 130,000 shares of Class A common stock held of record through a family trust of which Mr. Sheth’s spouse is the trustee, (iii) 46,153,845 shares of Class A common stock issuable upon conversion of 150,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”) held of record by Haveli Aggregator and (ii) 11,111,112 shares of Class A common stock issuable upon conversion of warrants with an exercise price of $4.50 per share held by Haveli Aggregator. Haveli Investments Software Fund I GP, LLC ("Haveli Investments Software GP"), is the general partner of Haveli Aggregator. Whanau Interests LLC ("Whanau") is the sole member of Haveli Investments Software GP. Haveli Software Management LLC ("Haveli Software Management") is the investment adviser to Haveli Investments Software GP. Haveli Investment Management LLC ("Haveli Investment Management"), a Delaware limited liability company, is the sole member of Haveli Software Management. Haveli Investments, L.P. ("Haveli Investments") is the sole member of Haveli Investment Management. Whanau is the general partner of Haveli Investments. Mr. Brian N. Sheth is managing member of Whanau. As a result, Haveli Investments Software GP, Whanau, Haveli Software Management, Haveli Investments, Haveli Investment Management and Mr. Sheth may each be deemed to share voting and dispositive power with respect to the securities held by Haveli Aggregator. Haveli Investments Software GP, Whanau, Haveli Software Management, Haveli Investments, Haveli Investment Management and Mr. Sheth each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.
(7)Consists of (i) 78,797,509 shares of Class A common stock beneficially owned by our current executive officers and directors, of which 46,153,845 shares of Class A common stock are issuable upon conversion of 150,000 shares of Series A Preferred Stock and 11,111,112 shares of Class A common stock are issuable upon conversion of warrants with an exercise price of $4.50 per share held, (ii) 3,747,235 shares of Class B common stock; (ii) 3,280,626 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2025 held by our current executive officers and directors, all of which would be fully vested as of such date, (iii) 912,500 shares of Class A common stock subject to the vesting and settlement of RSUs within 60 days of March 31, 2025 held by our current executive officers and directors, and (iv) 5,184,092 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2025 held by Mr. Ghamsari, all of which would be fully vested as of such date.
(8)According to a Schedule 13G/A filed with the SEC on February 14, 2023 reporting stock ownership as of December 31, 2022, consists of (i) 14,818,355 shares of Class A common stock held of record by Lightspeed Venture Partners IX, L.P. (“Lightspeed IX”); (ii) 6,047,382 shares of Class A common stock held of record by Lightspeed Venture Partners Select, L.P. (“Lightspeed Select”); (iii) 2,261,500 shares of Class A common stock held of record by Lightspeed Venture Partners Select III, L.P. (“Lightspeed Select III”); and (iv) 82,908 shares of our Class A common stock held of record by Ravi Mhatre and Peter Nieh, who evercise sole voting and dispositive power over such shares. Lightspeed General Partner IX, L.P. (“LGP IX”), is the general partner of Lightspeed IX. Lightspeed Ultimate General Partner IX, Ltd. (“LUGP IX”), is the general partner of LGP IX. Barry Eggers, Ravi Mhatre, and Peter Nieh are the directors of LUGP IX and share voting and dispositive power with respect to the shares held by Lightspeed IX. Messrs. Eggers, Mhatre, and Nieh disclaim beneficial ownership of the shares held by Lightspeed IX except to the extent of their pecuniary interest therein. Lightspeed General Partner Select, L.P. (“LGP Select”), is the general partner of Lightspeed Select. Lightspeed Ultimate General Partner Select, Ltd. (“LUGP Select”), is the general partner of LGP Select. Lightspeed General Partner Select III, L.P. (“LGP Select III”), is the general partner of Lightspeed Select III. Lightspeed Ultimate General Partner Select III, Ltd. (“LUGP Select III”) is the general partner of LGP Select III. Barry Eggers, Jeremy Liew, Ravi Mhatre, and Peter Nieh are the directors of each of LUGP Select and LUGP Select III and share voting and dispositive power with respect to the shares held by each of Lightspeed Select and Lightspeed Select III. Messrs. Eggers, Liew, Mhatre, and Nieh disclaim beneficial ownership of the shares held by each of Lightspeed Select and Lightspeed Select III except to the extent of their pecuniary interest therein. The business address for each of these entities and individuals is 2200 Sand Hill Road, Menlo Park, California 94025.
(9)According to a Schedule 13G/A filed with the SEC on November 4, 2024, reporting beneficial ownership as of September 30, 2024, consists of 16,422,927 shares of Class A common stock held by The Vanguard Group. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had sole dispositive power with respect to 15,794,348 shares of Class A common stock, shared dispositive power with respect to 628,579 shares of Class A common stock, and shared voting power with respect to 445,383 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(10) According to a Schedule 13G filed with the SEC on November 8, 2024, reporting beneficial ownership as of September 30, 2024, consists of 17,683,488 ordinary shares held by BlackRock, Inc. Of the ordinary shares beneficially owned, BlackRock, Inc. reported that it had sole dispositive power with respect to 17,440,930 shares of Class A common stock and sole power to dispose or to direct the disposition of 17,683,488 shares of Class A common stock. The address for BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

RELATED PARTY TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000;
•any of our director nominees, executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, dated as of January 11, 2021, or the investors’ rights agreement, which provides, among other things, that certain holders of our capital stock, including entities affiliated with Greylock Partners and Lightspeed have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Gerald Chen, a member of our board of directors, is or has been affiliated with Greylock Partners. Lightspeed is a holder of more than 5% of our Class A common stock.
Agreement with Haveli
On April 29, 2024, we entered into an Investment Agreement with Haveli, relating to the issuance and sale by us to Haveli of 150,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $150 million, or $1,000 per share, as well as a warrant to purchase 11,111,112 shares of our Class A common stock for an exercise price of $4.50 per share. Mr. Sheth, a member of our board of directors and our Compensation Committee since April 2024, is affiliated with Haveli. The Investment Agreement provides that so long as certain conditions are met, including Haveli’s continued ownership of at least 33% of our Series A Preferred Stock, Haveli will have the right to designate a director nominee for election to our board of directors, which at this time is Mr. Sheth. The Investment Agreement also includes certain standstill provisions and transfer restrictions with respect to our Series A Preferred Stock. In addition, holders of our Series A Preferred Stock are entitled to a separate class vote with respect to certain matters, each as set forth in the Certificate of Designations of Series A Convertible Perpetual Preferred Stock.
Policies and Procedures for Related Party Transactions
We have adopted a formal, written policy regarding related party transactions. This written policy regarding related party transactions provides that a related party transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related party has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related party means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our Audit Committee has the primary responsibility for reviewing and approving, ratifying or disapproving related party transactions. In determining whether to approve, ratify or disapprove any such transaction, our Audit Committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related party’s interest in the transaction, and (3) whether the transaction would impair the independence of any of our outside directors.

The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, (3) charitable contributions by us to a charitable organization, foundation or university at which a related party’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such organization’s total annual receipts, (4) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, (5) transactions available to all United States employees generally and (6) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K. In addition to our policy, our Audit Committee charter provides that our Audit Committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2026 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 29, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Blend Labs, Inc.
Attention: Corporate Secretary
7250 Redwood Blvd., Suite 300
Novato, California 94945
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 am, Pacific time, on February 11, 2026; and
•no later than 5:00 pm, Pacific time, on March 13, 2026.
In the event that we hold our 2025 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 am, Pacific time, on the 120th day prior to the day of our 2026 annual meeting, and
•no later than 5:00 pm, Pacific time, on the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 13, 2026.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2024, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them on a timely basis other than a Form 4 that was filed late on behalf of

Nima Ghamsari, reflecting a conversion of Class B common stock and subsequent sale of Class A common stock pursuant to a 10b5-1 trading plan on May 20, 2024.
2024 Annual Report
Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at https://investor.blend.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Blend Labs, Inc., 7250 Redwood Blvd., Suite 300, Novato, California 94945, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
* * *
Our board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in this Proxy Statement will have discretion to vote the shares of our Class A common stock and Class B common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Novato, California
April 28, 2025

blend

BLEND LABS, INC.
7250 REDWOOD BLVD., SUITE 300
NOVATO, CA 94945

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLND2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74362-P31218 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLEND LABS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of the following director nominees	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nima Ghamsari
02) Gerald Chen
03) Erin Lantz
04) Timothy J. Mayopoulos
05) Brian Sheth
06) Bryan E. Sullivan
07) Eric Woersching

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025	▢	▢	▢

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V74363-P31218

BLEND LABS, INC.
Annual Meeting of Stockholders
June 11, 2025 at 11:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) of Blend Labs, Inc. hereby appoint(s) Nima Ghamsari, Amir Jafari and Winnie Ling, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Blend Labs, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific Time on Wednesday, June 11, 2025, and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be conducted virtually via live webcast. You will be able to attend the Annual Meeting of Stockholders virtually by visiting www.virtualshareholdermeeting.com/BLND2025.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side